UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2014

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 20, 2014, the Board of Directors of Kadant Inc. (the Company) approved an amended and restated version of the Company’s by-laws effective immediately.

Article I, Section 1.9 of the Company’s by-laws (relating to the voting standards for stockholder action) was amended to implement a majority vote standard for election of directors in an uncontested election of directors. Under the new majority vote standard for the election of directors, in any uncontested election of directors, a nominee will be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes “for” or “against” such nominee’s election). A plurality voting standard, which previously applied to all director elections, remains applicable to any contested election, meaning any election in which the number of nominees for election as directors exceeds the number of directors to be elected.

A copy of the amended and restated by-laws is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The amendment deletes the last sentence of Article I, Section 1.9 and adds a new paragraph at the end of the section. The description in this Item 5.03 of the amendment to the by-laws is qualified in its entirety by reference to the amended and restated by-laws filed as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description of Exhibit

3.1	Amended and Restated By-Laws of Kadant Inc., effective November 20, 2014.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: November 25, 2014	By	/s/ Thomas M. O’Brien
Thomas M. O’Brien Executive Vice President and Chief Financial Officer

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